AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1995.



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ___________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       LUND INTERNATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   41-1568618
                      (I.R.S. Employer Identification No.)

                      911 LUND BOULEVARD, ANOKA, MN 55303
              (Address of Principal Executive Offices) (Zip Code)

                       LUND INTERNATIONAL HOLDINGS, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)

       WILLIAM J. MCMAHON, PRESIDENT, LUND INTERNATIONAL HOLDINGS, INC.,
                        911 LUND BLVD., ANOKA, MN 55303
                    (Name and Address of Agent for Service)

                                 (612) 576-4200
          Telephone Number, Including Area Code, of Agent for Service

                        CALCULATION OF REGISTRATION FEE
   Title of                             Proposed       Proposed
  Securities           Amount           Maximum        Maximum
    to be               to be           Offering       Aggregate    Amount of
  Registered        Registered(1)       Price per      Offering    Registration
                                        Share(2)       Price(2)       Fee(2)
Common Stock,
$.10 par value         438,000         $17.382658     $7,613,605    $2,625.40

(1) Pursuant to Rule 416, this Registration Statement also includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) For purposes of calculating the Registration Fee and based upon the exercise price of outstanding options and the closing sale price of the Registrant's common stock on November 3, 1995, as reported in the consolidated reporting system, pursuant to Rule 457(h) and (c).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated herein by reference and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1995; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of up-dating such description.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5. INTERESTS OF EXPERTS AND COUNSEL.

     Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article V of the Company's Amended and Restated Bylaws provides for indemnification to the fullest extent permitted by
Section 145.

     As authorized by Section 102 of the Delaware GCL, the Company has included in its Certificate of Incorporation a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for certain breaches of a director's fiduciary duties to the Company. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives on improper personal benefit.

     The Company has a directors and officers liability insurance policy which, under certain circumstances, insures its directors and officers against the cost of defense, settlement or payments of judgment.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the person indemnified may be entitled under any agreement, vote of stockholders or directors, or otherwise.

     For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8. EXHIBITS.

          4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 19 to the Registrant's Form 10-Q for the quarter ended December 31, 1987, Commission File No. 0-16319).

          4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4, Registration No. 33-16685).

          5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the securities being registered.

         23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

         23.2  Consent of KPMG Peat Marwick LLP.

         24.1 Power of Attorney (included on signature page of this Registration Statement).


ITEM 9.      UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby agrees that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anoka, State of Minnesota on this 19th day of October, 1995.

                                          LUND INTERNATIONAL HOLDINGS, INC.


                                          By   /s/ William J. McMahon
                                               William J. McMahon,
                                               Chief Executive Officer and
                                               President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. McMahon his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                           Date

/s/ William J. McMahon          Chief Executive Officer and     October 19, 1995
William J. McMahon              President (Principal
                                Executive Officer)

/s/ Jay M. Allsup               Chief Financial Officer         October 19, 1995
Jay M. Allsup                   (Principal Financial Officer)

/s/ Allan W. Lund               Chairman of the Board,          October 19, 1995
Allan W. Lund                   Treasurer and Director

/s/ James E. Haglund            Director                        October 19, 1995
James E. Haglund

/s/ Charles R. Weaver           Director                        October 19, 1995
Charles R. Weaver

/s/ Christopher A. Twomey       Director                        October 19, 1995
Christopher A. Twomey

/s/ David E. Dovenberg          Director                        October 19, 1995
David E. Dovenberg



                           EXHIBIT INDEX TO FORM S-8

                                                         Page Number or
                                                         Incorporation by
Exhibit Number        Description                        Reference to

4.1                   Certificate of Incorporation       (incorporated by
                                                         reference to Exhibit 19
                                                         to the Registrant's
                                                         Form 10-Q for the
                                                         quarter ended December
                                                         31, 1987, Commission
                                                         File No. 0-16319)

4.2                   Bylaws                             (incorporated by
                                                         reference to Exhibit
                                                         3.2 of the Registrant's
                                                         Registration Statement
                                                         on Form S-4,
                                                         Registration No.
                                                         33-16685)

5.1                   Opinion of Leonard, Street and
                      Deinard Professional Association
                      regarding the legality of the
                      securities being registered.

23.1                  Consent of Leonard, Street and     (included in Exhibit
                      Deinard Professional Association   5.1)

23.2                  Consent of KPMG Peat Marwick LLP

24.1                  Power of Attorney                  (included on signature
                                                         page)